Exhibit (h)(8)


                          SUB-ADMINISTRATION AGREEMENT

                         MORGAN KEEGAN SELECT FUND, INC.
                          MORGAN ASSET MANAGEMENT, INC.
                                       AND
                            MUTUAL FUNDS SERVICE CO.


     This Sub-Administration Agreement (the "Agreement") dated as of ____________, 2000, made among MORGAN KEEGAN SELECT FUND, INC. (the "Company"), a diversified open-end investment company, duly organized and existing under the laws of the State of Maryland, on behalf of two of its series, which have been designated Morgan Keegan Core Equity Fund and Morgan Keegan Utility Fund (collectively, the "Funds"), MORGAN ASSET MANAGEMENT, INC. (the "Administrator"), a corporation duly organized and existing under the laws of the State of Tennessee, and MUTUAL FUNDS SERVICE CO. (the "Sub-Administrator"), a corporation duly organized and existing under the laws of the State of Ohio.

                             W I T N E S S E T H

     WHEREAS, the Company is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

     WHEREAS, the Administrator has entered into an Investment Advisory and Administration Agreement dated ___________, 2000 ("Management Agreement") with the Company; and

     WHEREAS, the Administrator has agreed to provide certain administrative services to the Funds; and

     WHEREAS, the Administrator is authorized under the Management Agreement to delegate its administrative responsibilities to one or more persons or companies; and

     WHEREAS, the Sub-Administrator is willing to provide certain administrative services to the Funds, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto as herein set forth, the parties agree as follows:

     1. DUTIES OF THE SUB-ADMINISTRATOR. Subject to the direction and control of the Board of Directors of the Company, the Sub-Administrator shall perform the following administrative services for the Funds: (a) providing equipment and clerical personnel necessary for performing the administrative functions herein set forth; (b)


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arranging, if desired by the Company, for directors, officers and employees of the Sub-Administrator to serve as Directors, officers or agents of the Company if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) supervising the overall administration of the Funds, including, if desired by the Company, negotiation of contracts and fees with and the monitoring of performance and billings of the Funds' custodian and other independent contractors or agents; (d) assisting in preparing and, if applicable, filing certain documents required for compliance by the Funds with applicable federal laws and regulations, namely, annual updating amendments to registration statement, semi-annual and annual reports to shareholders, Rule 24f-2 notices, Form NSAR's, 12b-1 reports and 18f-3 reports;
(e) preparing supporting documents for meetings of Directors and committees of Directors; (f) maintaining current and accurate books and records of the Funds; and any related services that are mutually agreed upon by the parties hereto. Notwithstanding the foregoing, the Sub-Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto, nor shall the Sub-Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any custodian of the Funds or any person or agent responsible for state registration or renewal functions of the Funds.

     Accounts, records and other information shall belong to the Company and be considered confidential and shall be made available to the Company, within a reasonable time, upon demand. Accounts, records and other information will not be disclosed to other than federal and state regulators or other than as required by law without permission from the Funds.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Sub-Administrator shall pay the entire salaries and wages of its officers and employees who devote part or all of their time to the affairs of the Sub-Administrator, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Funds for purposes of this Section 2. Except as provided in the foregoing sentence, the Funds or their Advisor, as specified in its prospectus will pay all of their own expenses including, without limitation, compensation of Directors not affiliated with the Sub-Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Funds; fees and expenses of the Funds' independent auditors, legal counsel and any transfer agent or registrar of the Funds; expenses of printing and mailing reports, notices, proxy statements and reports to investors and governmental agencies and commissions; expenses of mailing agendas and supporting documents for meetings of Directors and committees of Directors; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the Funds' custodian for all services to the Funds, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Funds; expenses of meetings of shareholders of the Funds; and expenses relating to the issuance, registration and qualification of shares of the Funds.


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     3. COMPENSATION OF THE SUB-ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Sub-Administrator hereunder, the Funds shall pay to the Sub-Administrator an administrative fee computed and paid in accordance with Schedule A hereto.

     4. LIMITATION OF LIABILITY OF THE SUB-ADMINISTRATOR. The Sub-Administrator and its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Funds or the performance of its duties hereunder, unless caused by the Sub-Administrator's negligence, willful misfeasance, or breach of this Agreement.

     5. ACTIVITIES OF THE SUB-ADMINISTRATOR. The services of the
Sub-Administrator to the Company are not to be deemed to be exclusive, the Sub-Administrator being free to render administrative and/or other services to other parties.

     6. TERMINATION. This Agreement shall have an initial term of one (1) year beginning on the date of this Agreement. After the initial term of one year, this Agreement may be terminated by any party hereto upon 60 days' prior written notice.

     7. DELEGATION BY THE SUB-ADMINISTRATOR. The Sub-Administrator may delegate any or all of its obligations hereunder to any one or more entities or persons; provided, however, that the Sub-Administrator shall not make any such delegation unless the Directors of the Company shall have approved such delegation; and provided, further, that, unless the Company otherwise expressly agrees in writing, the Sub-Administrator shall be as fully responsible to the Funds for the acts and omissions of the entity or person to whom the Sub-Administrator has made such delegation as it would be for its own acts or omissions.

     8. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

                  IF TO THE COMPANY:
                  -----------------
                  Morgan Keegan Select Fund, Inc.
                  Attn:
                  Morgan Keegan Tower
                  50 Front Street
                  Memphis, TN  38103



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                  IF TO THE ADMINISTRATOR:
                  -----------------------
                  Morgan Keegan Asset Management, Inc.
                  Attn:
                  Morgan Keegan Tower
                  50 Front Street
                  Memphis, TN  38103

                  IF TO THE SUB-ADMINISTRATOR:
                  ---------------------------
                  Mutual Funds Service Co.
                  Attention:  Thomas E. Line, President
                  6000 Memorial Drive
                  Box 7177
                  Dublin, OH 43017

     9. The Directors, shareholders, nominees, officers, employees and agents of the Company shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder nor shall the execution and delivery of this Agreement by such officers be deemed to have been made by any of them individually. This Agreement shall bind Company property only as provided in its Articles of Incorporation, a copy of which is on file with the Secretary of the State of Maryland.

     10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     11. ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Sub-Administrator, or by the Sub-Administrator without the written consent of the Company, in each case authorized or approved by a resolution of its Directors.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to its choice of law principles.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                              MORGAN KEEGAN SELECT FUND, INC.
                              on behalf of Morgan Keegan Core Equity Fund and Morgan Keegan Utility Fund

                              By
                                  ----------------------------------------


                              MORGAN ASSET MANAGEMENT, INC.



                              By
                                  ----------------------------------------

                              MUTUAL FUNDS SERVICE CO.



                              By
                                  ----------------------------------------



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                                                                   Schedule A


                            MUTUAL FUNDS SERVICE CO.
                    FEE SCHEDULE FOR ADMINISTRATION SERVICES

         BASIS POINT FEE - 5 Basis Points annual fee on the average net assets of each of the Funds (payable monthly).

         MINIMUM ANNUAL FEE - $30,000 (payable monthly) but only an aggregate minimum of $15,000 for the first year of operations.

         In addition, all reasonable out-of-pocket expenses shall be separately charged and shall include but not be limited to: printed/copied material, postage, overnight mail, courier service, EDGAR filing fees, which includes SEC imposed fees and charges for converting and filing by EDGAR, transportation and lodging.



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                            MUTUAL FUNDS SERVICE CO.


SUB-ADMINISTRATION SERVICES SUMMARY

o If desired by the Company, arrange for directors, officers and employees of Mutual Funds Service Co. to serve as Directors, officers, agents of the Company if duly elected or appointed.

o If desired by the Company, negotiate contracts and fees with other independent contractors. Monitor performance and billings of the Funds' custodian and other independent contractors or agents.

o Prepare for review by Company legal counsel and Directors and, where applicable, file with the SEC, certain documents required for compliance by the Funds under applicable federal laws and regulations:

     (1) Annual Updating Amendments to Form N-1A Registration Statement

     (2) Rule 24f-2 Notice

     (3) Semi-annual and annual reports to shareholders

     (4) Form N-SAR Semi-Annual Report for Regulated Investment Companies

     (5) 12b-1 Reports

     (6)  18f-3 Reports

o Prepare requested supporting documents and summaries for meetings of Directors and committees of Directors.

o Produce Prospectus, Statement of Additional Information, New Account Application, miscellaneous forms, reports to shareholders and Directors (excluding out-of-pocket printing and copying fees).

o Monitor quarterly compliance with IRS diversification tests and prospectus investment restrictions.

o Coordinate all Blue Sky registration or renewal functions of the Funds in coordination with the Funds' in-house personnel or agent.

o    Calculate performance data.

o Coordinate and supervise the preparation and filing of the Funds' tax returns.


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o    Advise the Company and its Board on administrative matters concerning the
     Funds.